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                                                                  EXHIBIT 10.6

                            HERITAGE HOLDINGS, INC.
                             RESTRICTED UNIT PLAN

         Heritage Holdings, Inc., a Delaware corporation (the "Company"), hereby establishes the Heritage Holdings, Inc. Restricted Unit Plan (the "Plan") effective as of the effective date of the initial public offering of Units.

         1. Purpose. The purpose of the Plan is to promote the interests of the Company and the Partnership by encouraging key employees of the Company and its Subsidiaries and the Directors of the Company to acquire or increase their ownership of Units and to provide a means whereby such individuals may develop a sense of proprietorship and personal involvement in the development and financial success of the Partnership, and to encourage them to devote their best efforts to the business of the Partnership, thereby advancing the interests of the Partnership and the Company.

         2.       Definitions.  As used in this Plan:

         (a) "Affiliate" means any person that directly or indirectly controls, is controlled by, or is under common control with the person in question. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause a direction of the management and policies of a person whether through ownership of voting securities, by contract or otherwise. When used with reference to any individual, the term "Affiliate" shall also mean any person that is a relative (within the second degree consanguinity) or spouse of such individual or is a guardian of such individual or such spouse or is a trust or estate in which such individual owns a 5% or greater beneficial interest or of which such individual serves as trustee, executor or in any similar capacity.

         (b)      "Board" means the Board of Directors of the Company.

         (c)      "Change in Control" means:

                  1. (i) the date on which James E. Bertelsmeyer and his Affiliates (collectively, the "Bertelsmeyer Group") and the Management Group cease to own (directly or indirectly) more than 30% of either the outstanding shares of common stock or the total combined voting power of all classes of stock of the Company (or its successor) (the "Voting Power"), or (ii) the approval by the stockholders of the Company of a reorganization, sale, merger, or consolidation where immediately thereafter the Bertelsmeyer Group and the Management Group do not own more than 30% of the Voting Power of the Company (or its successor);

                  2. the sale of all or substantially all of the assets of the Company or the Partnership (other than to the Bertelsmeyer Group and/or the Management Group);

                  3. a liquidation or dissolution of the Company or the Partnership; and



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                  4.  the date the Company (or a Subsidiary) ceases to be the general partner of the Partnership.

         (c) "Committee" means the committee appointed to administer the Plan pursuant to Paragraph 10.

        (d) "Date of Grant" means (i) with respect to a grant of Phantom Units to an Employee, the date specified by the Committee on which such grant is effective and (ii) with respect to a grant of Phantom Units to a Director, the automatic date of grant as provided in Paragraph 5.

         (e) "Director" means a director of the Company who is not also an employee of the Company, a Subsidiary or the Partnership.

        (f) "Distribution Equivalent" means, with respect to a Phantom Unit, an amount, payable in cash, equal to the value of any distributions that are declared and become payable with respect to a Unit after the Date of Grant of such Phantom Unit and on or before the date such Phantom Unit is paid or forfeited, as the case may be.

         (g) "Employee" means any individual who is a key employee of the Company, a Subsidiary or the Partnership.

        (h) "Management Group" means, as of any date, the executives and management employees of the Company and its Subsidiaries, but disregarding any such person who has not been an employee of the Company or its Subsidiaries for the entire one-year period preceding the applicable date.

        (i) "Participant" means an Employee who is selected by the Committee to receive a grant of Phantom Units and shall also include a Director who has received an automatic grant of Phantom Units pursuant to Paragraph 5.

         (j)      "Partnership" means Heritage Propane Partners, L.P.

         (k) "Phantom Unit" means a notional Unit granted under the Plan, which upon vesting entitles the Participant to receive a Unit.

         (l) "Units" means a limited partnership interest in the Partnership represented by Common Units as set forth in the Partnership Agreement and described in the Registration Statement for the securities of the Partnership.

        (m) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time.



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         (n) "Subsidiary" means any entity in which, at the relevant time, the
Company or Partnership owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all classes of equity interests issued by such entity.

         3. Units Available Under Plan. Subject to adjustments as provided in Paragraph 7, the maximum number of Phantom Units that may be granted under this Plan is 146,000; provided, however, any Phantom Units that are forfeited or which expire for any reason without payment will again be available for grant under this Plan. Units to be delivered upon the vesting of Phantom Units granted under the Plan may be Units acquired by the Company in the open market, Units already owned by the Company, Units acquired by the Company directly from the Partnership, or any other person, or any combination of the foregoing.

         4. Employee Grants. The Committee, in its discretion, may from time to time grant Phantom Units to any Employee upon such terms and conditions as it may determine in accordance with the following:

         (a) Each grant will specify (i) the number of Phantom Units to which it pertains and (ii) whether Distribution Equivalents are granted with respect to such Phantom Units and, if so, whether such Distribution Equivalents are to be paid currently to the Participant or accumulated as a notional account, without interest, and paid by the Company in cash upon the vesting of the related Phantom Unit. However, in no event may Distribution Equivalents be granted with respect to any Phantom Units prior to the end of the Partnership's Subordination Period.

         (b) Each grant will specify the terms and conditions for the Participant to become vested in such Phantom Units. Unless earlier terminated, the rights to acquire the Phantom Units will vest (i) upon, and in the same proportions as, the conversion of the Partnership's Subordinated Units to Units or (ii) if later, the third anniversary of their Date of Grant. Grants made after the conversion of all of the Partnership's Subordinated Units to Units shall vest on such terms as the Committee may establish, which may include the achievement of performance objectives.

         (c) Each grant will be evidenced by an agreement executed on behalf of the Company by any authorized officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Committee may approve with respect to such grant, including provisions relating to the earlier vesting of the Phantom Units upon a Change in Control.

         5. Director Grants. (a) Each Director who serves in such capacity on the effective date of this Plan shall automatically receive, on such date, a grant of 500 Phantom Units. Each Director who is elected or appointed to the Board for the first time after the Plan's effective date shall automatically receive, on the date of his or her election or appointment, a grant of 2,000 Phantom Units.

         (b) Commencing on January 1, 1997, and on each January 1 thereafter that this Plan is in effect, each Director who is in office on such January 1 shall automatically receive a grant of 500 Phantom Units.


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         (c)      Each grant of Phantom Units to a Director pursuant to this
Plan will be subject to the following:

                  (1) Unless earlier terminated, each grant of Phantom Units will vest upon, and in the same proportions as, the conversion of the Partnership's Subordinated Units into Units or (ii) if later, the third anniversary of their Date of Grant; provided, however, a Director's Phantom Units shall become fully vested upon a Change in Control;

                  (2) No Distribution Equivalents will be associated with any such grant; and

                  (3) If a Director ceases to be a member of the Board for any reason, all outstanding Phantom Units held by such Director shall be immediately forfeited without payment.

         (d) In the event that the number of Phantom Units available for grants under this Plan is insufficient to make all automatic grants provided for in this Paragraph 5 on the applicable date, all Directors who are entitled to receive a grant on such date shall share ratably in the number of Phantom Units then available for grant under this Plan and thereafter shall have no right to receive any additional grants under this Paragraph 5.

         (e) Grants made pursuant to this Paragraph 5 shall be subject to all of the terms and conditions of this Plan; however, if there is a conflict between the terms and conditions of this Paragraph 5 and the terms and conditions of any other Paragraph, then the terms and conditions of this Paragraph 5 shall control. The Committee may not exercise any discretion with respect to this Paragraph 5 which would be inconsistent with the intent that this Plan meet the requirements of Rule 16b-3.

         6. Transferability. No Phantom Units granted under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution.

        7. Adjustments. In the event that (i) any change is made to the Units deliverable under the Plan or (ii) the Partnership makes any distribution of cash, Units or other property to unitholders which results from the sale or disposition of a major asset or separate operating division of the Partnership or any other extraordinary event and, in the judgment of the Committee, such change or distribution would significantly dilute the rights of Participants hereunder, then the Committee may make appropriate adjustments in the maximum number of Phantom Units deliverable under the Plan and may make appropriate adjustments to each outstanding Phantom Unit. The adjustments determined by the Committee shall be final, binding and conclusive.

         8. No Fractional Units. The Company will not be required to deliver any fractional Units pursuant to this Plan. The Committee, in its discretion, may provide for the elimination of fractions or for the settlement of fractions in cash.



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         9. Withholding of Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any grant or payment made to a Participant or any other person under this Plan, or is requested by a Participant to withhold additional amounts with respect to such taxes, it will be a condition to the receipt of such payment that the Participant or such other person make arrangements satisfactory to the Company for the payment of balance of the such taxes required or requested to be withheld, which arrangements in the discretion the Committee may include the relinquishment of a portion of each person's vested Phantom Units.

         10. Rule 16b-3. It is intended that the Plan and any Phantom Unit grant to a person subject to Section 16 of the Securities and Exchange Act of 1934 meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such grant would disqualify the Plan or such grant under, or would otherwise not comply with, Rule 16b-3, such provision or grant shall be construed or deemed amended to conform to Rule 16b-3.

         11. Investment Representation.  Unless the Units subject to the
Phantom Units granted under the Plan have been registered under the Securities Act of 1933, as amended (the "1933 Act"), and (and, in the case of any Participant who may be deemed an affiliate (for securities law purposes) of the Company or Partnership, such Units have been registered under the 1933 Act for resale by such Participant), or the Partnership has determined that an exemption from registration is available, the Company may require prior to and as a condition of the delivery of any Units that the person vesting under a Phantom Unit hereunder furnish the Company with a written representation in a form prescribed by the Committee to the effect that such person is acquiring said Units solely with a view to investment for his or her own account and not with a view to the resale or distribution of all or any part thereof, and that such person will not dispose of any of such Units otherwise than in accordance with the provisions of Rule 144 under the 1933 Act unless and until either the Units are registered under the 1933 Act or the Company is satisfied that an exemption from such registration is available.

         12. Compliance with Securities Laws. Notwithstanding anything herein or in any other agreement to the contrary, the Partnership shall not be obligated to sell or issue any Units to the Company under the Plan unless and until the Partnership is satisfied that such sale or issuance complies with (i) all applicable requirements of the securities exchange on which the Units are traded (or the governing body of the principal market in which such Units are traded, if such Units are not then listed on an exchange), (ii) all applicable provisions of the 1933 Act, and (iii) all other laws or regulations by which the Partnership is bound or to which the Partnership is subject. The Company acknowledges that, as the general partner of the Partnership, it is an affiliate of the Partnership under securities laws and it shall comply with such laws and obligations of the Partnership relating thereto as if they were directly applicable to the Company.

         13. Administration of the Plan. (a) This Plan will be administered by a Committee, which at all times will consist entirely of not less than three directors appointed by the Board, each of whom will be a "disinterested person" within the meaning Rule 16b-3. A majority of the Committee will constitute a quorum, and the action of the members the Committee present at any


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meeting at which a quorum is present, or acts unanimously approved writing, will be the acts of the Committee.

         (b) Subject to the terms of the Plan and applicable law, the Committee shall have the sole power, authority and discretion to: (i) designate the Employees who are to be participants; (ii) determine the number of Phantom Units to be granted to an Employee; (iii) determine the terms and conditions of any grant of Phantom Units to an Employee; (iv) interpret, construe and administer the Plan and any instrument or agreement relating to Phantom Units granted under the Plan; (v) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (vi) make a determination as to the right of any person to receive payment of (or with respect to) Phantom Units; and (vii) make any other determinations and take any other actions that the Committee deems necessary or desirable for the administration of the Plan.

         (c) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Phantom Unit grant in the manner and to the extent it shall deem desirable in the establishment or administration of the Plan.

         14. Amendments, Termination, Etc. (a) This Plan may be amended from time to time by the Board; provided, however, that no change in any outstanding grant may be made that would impair the rights of the Participant without the consent of such Participant and during the Subordination Period, no amendment will be made without the approval of a majority of the Unitholders that would
(i) increase the total number of Units available for grants under the Plan; (ii) change the class of individuals eligible to receive grants; (iii) extend the maximum period during which Phantom Units may be granted under the Plan; (iv) materially increase the cost of the Plan to the Partnership; or (v) result in this Plan no longer satisfying the requirements of Rule 16b-3. Further, the provisions of Paragraph 5 may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

         (b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary or the Partnership, nor will it interfere in any way with any right the Company, Subsidiary or the Partnership would otherwise have to terminate such Participant's employment or other service at any time.

         (c) No grants may be made under the Plan following the 10th anniversary of its effective date; however, the Board in its discretion may terminate the Plan at any earlier time with respect to any Units for which a grant has not theretofore been made.

        15. Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable Federal law, and to the extent not preempted thereby, with the laws of the State of Delaware.



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